Contacts: Media: Tracy Broadwater 423-224-0498 / tkbroadwater@eastman.com Investors: Greg Riddle 212-835-1620 / griddle@eastman.com

Eastman Announces Second-Quarter 2009 Financial Results

KINGSPORT, Tenn., July 23, 2009 – Eastman Chemical Company (NYSE:EMN) today announced earnings per diluted share of $0.89 for second quarter 2009 versus $1.48 for second quarter 2008. Excluding asset impairments and restructuring charges, net, in both second quarter 2009 and second quarter 2008, and accelerated depreciation costs in second quarter 2008, earnings per diluted share were $0.86 for second quarter 2009 and $1.53 for second quarter 2008. For reconciliations to reported company and segment earnings, see Tables 3 and 5 in the accompanying second-quarter 2009 financial tables.

"Although economic conditions continue to be challenging, we delivered solid earnings in the second quarter reflecting cost reduction actions we’ve taken and some improvement in demand as customer destocking appears to be mostly behind us," said Jim Rogers, president and CEO. "In addition, we generated over $100 million of free cash flow during the quarter and remain on track to meet our objective of positive full year 2009 free cash flow."

(In millions, except per share amounts)	2Q2009	2Q2008
Sales revenue	$1,253	$1,834
Earnings per diluted share	$0.89	$1.48
Earnings per diluted share excluding asset impairments and restructuring charges, net, and accelerated depreciation costs*	$0.86	$1.53
Net cash provided by operating activities	$255	$132

*For reconciliations to reported company and segment sales revenue and earnings see Tables 3, 4 and 5 in the accompanying second-quarter 2009 financial tables.

Sales revenue in second quarter 2009 was $1.3 billion, a 32 percent decrease compared with second quarter 2008.  Sales revenue for both second quarter 2009 and second quarter 2008 included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business.  Also included in second-quarter 2008 sales revenue were contract polymer intermediates sales resulting from the fourth-quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina.  Excluding these items for both periods, sales revenue declined by 27 percent due to a decline in sales volume of 13 percent primarily attributed to the global recession, and lower selling prices in response to lower raw material and energy costs particularly in the Performance Chemicals and Intermediates and Performance Polymers segments. For reconciliations to reported company and segment sales revenue, see Table 4 in the accompanying second-quarter 2009 financial tables.

Operating earnings in second quarter 2009 were $131 million compared with operating earnings of $172 million in second quarter 2008. Excluding asset impairments and restructuring charges, net, in both second quarter 2009 and second quarter 2008, and accelerated depreciation costs in second quarter 2008, operating earnings were $128 million in second quarter 2009 and $178 million in second quarter 2008. Operating earnings declined in all segments except Fibers due to lower sales volume, lower capacity utilization resulting in higher unit costs, and costs related to the reconfiguration of the Longview, Texas, site. Compared to first quarter 2009, operating earnings increased due to an 11 percent increase in sales volume, excluding contract ethylene sales in both periods, and lower raw material and energy costs. Operating earnings benefited in both first and second quarter 2009 from cost reduction actions.

2Q 2009 Segment Results

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue declined by 27 percent primarily due to lower sales volume and lower selling prices.  The lower sales volume was due to weak customer demand attributed to the global recession, particularly for products sold into the automotive, building and construction, and packaging markets. Operating earnings were $48 million in second quarter 2009 compared to $51 million in second quarter 2008 excluding asset impairments and restructuring charges, net, in both quarters.  Operating earnings declined slightly as lower raw material and energy costs and cost reduction actions were more than offset by lower sales volume and lower capacity utilization resulting in higher unit costs, including costs related to the reconfiguration of the Longview, Texas, site. Compared to first quarter 2009, operating earnings increased significantly due to a 22 percent increase in sales volume attributed to seasonality and improved customer buying patterns, lower raw material and energy costs, and cost reduction actions.

Fibers – Sales revenue increased by 1 percent as higher selling prices more than offset lower sales volume. The higher selling prices were in response to higher raw material and energy costs. Sales volume declined as higher acetate tow volume was more than offset by lower volumes for acetate yarn and acetyl chemical products. Operating earnings increased to $74 million in second quarter 2009 compared with $62 million in second quarter 2008 due to higher selling prices, cost reduction actions, and a favorable shift in product mix, partially offset by lower sales volume.

Performance Chemicals and Intermediates – Sales revenue declined by 51 percent, and excluding contract ethylene sales resulting from the divestiture of the polyethylene business, declined by 42 percent due to lower selling prices and lower sales volume.  The lower selling prices were primarily due to lower raw material and energy costs and the lower sales volume was primarily in olefin-based derivatives and was attributed to the global recession.  Operating earnings were $5 million in second quarter 2009 compared with $58 million in second quarter 2008 excluding asset impairments and restructuring charges and accelerated depreciation costs in second quarter 2008.  The decline was due to lower selling prices, lower sales volume, lower capacity utilization resulting in higher unit costs, and approximately $15 million in costs related to the reconfiguration of the Longview, Texas, site, partially offset by lower raw material and energy costs and cost reduction actions.

Performance Polymers – Sales revenue declined by 31 percent, and excluding contract polymer intermediates sales to divested manufacturing facilities in second quarter 2008 declined by 25 percent due to lower selling prices. The lower selling prices were primarily due to a decline in raw material and energy costs, primarily for paraxylene.  Sales volume excluding contract polymer intermediates sales was unchanged as higher volume from the company’s IntegRex™ technology based PET facility was offset by lower volume from the company’s conventional PET manufacturing assets which were significantly rationalized in first quarter 2008.  Operating earnings were $3 million in second quarter 2009 compared with $6 million in second quarter 2008, excluding asset impairments and restructuring charges and accelerated depreciation costs in second quarter 2008. Operating earnings decreased slightly due to lower selling prices and higher unit costs resulting from lower polyester stream utilization, mostly offset by lower raw material and energy costs and cost reduction actions.  Compared to first quarter 2009, operating results improved significantly due to higher selling prices while raw material and energy costs were unchanged, and improved capacity utilization resulting in lower unit costs.  The negative impact on results was lower in the second quarter compared with the first quarter as efforts continued to improve the performance of the IntegRex™-based PET facility.

Specialty Plastics – Sales revenue declined by 26 percent due to lower sales volume and lower selling prices. The decline in sales volume was attributed to the global recession which has weakened demand for plastic resins, including copolyester products sold into the packaging, consumer and durable goods markets, and for cellulosic plastics sold into the LCD market. Operating earnings, excluding asset impairments and restructuring charges, net, in second quarter 2009, declined to $7 million in second quarter 2009 from $13 million in second quarter 2008.  The decline was due to lower sales volume, lower capacity utilization resulting in higher unit costs, lower selling prices and an unfavorable shift in product mix, partially offset by lower raw material and energy costs and cost reduction actions. Compared to first quarter 2009, operating results improved due to a 19 percent increase in sales volume primarily in the Asia Pacific and North America regions for copolyester products sold into the packaging, consumer and durable goods markets, and improved capacity utilization resulting in lower unit costs.

Income Taxes

During the second quarter 2009, the company changed its tax accounting method to accelerate the timing of deductions for manufacturing repairs expense.  The change will result in a more than $100 million positive cash flow impact in second half 2009 consisting of lower estimated tax payments and a refund of previously paid taxes. This change also impacted other tax deductions resulting in increased tax expense of $7 million and a 39 percent effective tax rate for the second quarter 2009.  The company expects the full year 2009 effective tax rate to be approximately 33 percent.

Cash Flow

Eastman generated $255 million in cash from operating activities during second quarter 2009, primarily due to solid net earnings and a reduction in working capital. The company continues to expect to generate positive free cash flow (cash from operations less capital expenditures and dividends) for full year 2009.

Outlook

Commenting on the outlook for third quarter and full year 2009, Rogers said:  "Although the global economic environment remains challenging with limited visibility, we have taken the necessary cost reduction actions required to deliver solid results.  In the second half of the year, we expect demand to remain similar to current levels and for raw material and energy costs to increase slightly.  As a result, we expect third-quarter 2009 earnings per share to be approximately $1.10.  In addition, we expect full-year 2009 earnings per share to be towards the high end of the $2.00 and $3.00 range we have previously provided."

Eastman will host a conference call with industry analysts on July 24 at 8:00 a.m. EDT. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Presentations. To listen via telephone, the dial-in number is (913) 981-5564, passcode number 5545603. A web replay and the accompanying slides will be available at www.investors.eastman.com, Presentations.  A telephone replay will be available continuously from 11:00 a.m. EDT, July 24, to 12:00 midnight EDT, July 31, at (719) 457-0820, passcode number 5545603.

Eastman’s chemicals, fibers and plastics are key ingredients on which our customers rely to make products people use every day. Over 10,000 Eastman employees around the world blend technical expertise and innovation to deliver practical solutions.  Eastman is committed to finding sustainable business opportunities within diverse markets we serve. Headquartered in Kingsport, Tennessee, USA, Eastman had 2008 sales of $6.7 billion.

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions, the financial impact of cost reduction actions, cash flows from operations and from working capital, the cash flow impact of the second quarter 2009 change in tax accounting method,  dividends, capital expenditures, demand and sales volumes for the company’s products, utilization of the company’s manufacturing assets, raw material and energy costs, the 2009 effective tax rate, and earnings per share for third quarter and full-year 2009. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for first quarter 2009 available, and the Form 10-Q to be filed for second quarter 2009 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

FINANCIAL INFORMATION
July 23, 2009

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 24, 2009.

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States.  During second quarter 2007, the company sold its PET manufacturing facility in Spain.  In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Second Quarter		First Six Months
(Dollars in millions, except per share amounts)	2009	2008	2009	2008

Sales	$1,253	$1,834	$2,382	$3,561
Cost of sales	993	1,513	1,943	2,903
Gross profit	260	321	439	658

Selling, general and administrative expenses	98	107	192	217
Research and development expenses	34	39	68	81
Asset impairments and restructuring charges, net	(3)	3	23	20
Operating earnings	131	172	156	340

Net interest expense	20	18	39	34
Other charges (income), net	5	1	9	--
Earnings from continuing operations before income taxes	106	153	108	306
Provision for income taxes from continuing operations	41	38	41	76
Earnings from continuing operations	65	115	67	230

Earnings from disposal of discontinued operations, net of tax	--	--	--	18
Net earnings	$65	$115	$67	$248

Basic earnings per share
Earnings from continuing operations	$0.89	$1.51	$0.92	$2.98
Earnings from discontinued operations	--	--	--	0.23
Basic earnings per share	$0.89	$1.51	$0.92	$3.21

Diluted earnings per share
Earnings from continuing operations	$0.89	$1.48	$0.91	$2.94
Earnings from discontinued operations	--	--	--	0.22
Diluted earnings per share	$0.89	$1.48	$0.91	$3.16

Shares (in millions) outstanding at end of period	72.7	76.4	72.7	76.4

Shares (in millions) used for earnings per share calculation
Basic	72.5	76.1	72.5	77.1
Diluted	73.1	77.4	73.0	78.3

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	Second Quarter		First Six Months
(Dollars in millions)	2009	2008	2009	2008
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$302	$414	$552	$803
Fibers	263	260	522	514
Performance Chemicals and Intermediates	302	618	588	1,174
Performance Polymers	199	289	376	593
Specialty Plastics	187	253	344	477
Total Eastman Chemical Company	$1,253	$1,834	$2,382	$3,561

TABLE 2B – SALES REVENUE CHANGE

Second Quarter 2009 Compared to Second Quarter 2008
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(27) %	(18) %	(6) %	(2) %	(1) %
Fibers	1%	(8) %	9%	-- %	-- %
Performance Chemicals and Intermediates (1)	(51) %	(32) %	(20) %	1%	-- %
Performance Polymers (2)	(31) %	(9) %	(24) %	2%	-- %
Specialty Plastics	(26) %	(16) %	(7) %	(3) %	-- %

Total Eastman Chemical Company	(32) %	(20) %	(12) %	-- %	-- %

First Six Months 2009 Compared to First Six Months 2008
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(31) %	(24) %	(3) %	(4) %	-- %
Fibers	2%	(9) %	10%	1%	-- %
Performance Chemicals and Intermediates (1)	(50) %	(31) %	(20) %	1%	-- %
Performance Polymers (2)	(37) %	(14) %	(24) %	1%	-- %
Specialty Plastics	(28) %	(20) %	(5) %	(3) %	-- %

Total Eastman Chemical Company	(33) %	(22) %	(10) %	(1) %	-- %

(1)
Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)
Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Second Quarter		First Six Months
(Dollars in millions)	2009	2008	2009	2008

Sales by Region
United States and Canada (1)	$688	$1,112	$1,359	$2,163
Asia Pacific	277	334	487	612
Europe, Middle East, and Africa	207	271	385	526
Latin America (2)	81	117	151	260
	$1,253	$1,834	$2,382	$3,561

(1)	Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.
(2)
 Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Second Quarter	First Six Months
Regional sales volume growth
United States and Canada (1)	(24) %	(24) %
Asia Pacific	(4) %	(13) %
Europe, Middle East, and Africa	(21) %	(23) %
Latin America (2)	(19) %	(37) %

(1)	Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.
(2)
 Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	Second Quarter		First Six Months
(Dollars in millions)	2009	2008	2009	2008
Operating Earnings (Loss) by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$50	$53	$64	$112
Asset impairments and restructuring charges, net	(2)	(2)	5	(2)
Operating earnings excluding items	48	51	69	110

Fibers
Operating earnings	74	62	143	130
Asset impairments and restructuring charges, net	--	--	4	--
Operating earnings excluding items	74	62	147	130

Performance Chemicals and Intermediates
Operating earnings	5	54	2	98
Accelerated depreciation costs included in costs of goods sold	--	1	--	2
Asset impairments and restructuring charges, net	--	3	6	19
Operating earnings excluding items	5	58	8	119

Performance Polymers
Operating earnings (loss)	3	2	(22)	(4)
Accelerated depreciation costs included in costs of goods sold	--	2	--	3
Asset impairments and restructuring charges, net	--	2	4	3
Operating earnings (loss) excluding items	3	6	(18)	2

Specialty Plastics
Operating earnings (loss)	8	13	(10)	30
Asset impairments and restructuring charges, net	(1)	--	4	--
Operating earnings (loss) excluding items	7	13	(6)	30

Total Operating Earnings by Segment and Items
Total operating earnings	140	184	177	366
Total accelerated depreciation costs included in costs of goods sold	--	3	--	5
Total asset impairments and restructuring charges, net	(3)	3	23	20
Total operating earnings excluding items	137	190	200	391

Other (1)
Operating loss	(9)	(12)	(21)	(26)

Total Eastman Chemical Company
Total operating earnings	$131	$172	$156	$340
Total accelerated depreciation costs included in costs of goods sold	--	3	--	5
Total asset impairments and restructuring charges, net	(3)	3	23	20
Total operating earnings excluding items	$128	$178	$179	$365

(1)	Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter
(Dollars in millions)	2009	2009

Sales Revenue	$1,129	$1,253
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	17	1
Sales revenue excluding listed items	$1,112	$1,252

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2008	2008	2008	2008	2008

Sales Revenue	$1,727	$1,834	$1,819	$1,346	$6,726
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102	89	31	314
Performance Polymers – contract polymer intermediates sales (2)	56	26	35	21	138
Sales revenue excluding listed items	$1,579	$1,706	$1,695	$1,294	$6,274

(1)	Sales revenue for 2009 and 2008 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.
(2)
 Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS

	Second Quarter 2009
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$131	$106	$65	$0.89

Certain Items:
Asset impairments and restructuring charges, net	(3)	(3)	(2)	(0.03)
Excluding certain items	$128	$103	$63	$0.86

	Second Quarter 2008
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$172	$153	$115	$1.48

Certain Items:
Accelerated depreciation costs included in costs of goods sold	3	3	2	0.03
Asset impairments and restructuring charges, net	3	3	2	0.02
Excluding certain items	$178	$159	$119	$1.53

[Table 5 continued next page]
[

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION (continued)

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	First Six Months 2009
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$156	$108	$67	$0.91

Certain Items:
Asset impairments and restructuring charges, net	23	23	14	0.20
Excluding certain items	$179	$131	$81	$1.11

	First Six Months 2008
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$340	$306	$230	$2.94

Certain Items:
Accelerated depreciation costs included in costs of goods sold	5	5	3	0.04
Asset impairments and restructuring charges, net	20	20	14	0.18
Net deferred tax benefits related to the previous divestiture of businesses	--	--	(11)	(0.14)
Excluding certain items	$365	$331	$236	$3.02

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 6 – STATEMENTS OF CASH FLOWS

	Second Quarter		First Six Months
(Dollars in millions)	2009	2008	2009	2008

Cash flows from operating activities
Net earnings	$65	$115	$67	$248

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	67	67	134	132
Asset impairments charges	--	--	--	1
Gain on sale of assets	--	(6)	--	(13)
Provision (benefit) for deferred income taxes	153	(3)	140	(59)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
(Increase) decrease in trade receivables	(57)	(48)	(52)	(88)
(Increase) decrease in inventories	121	1	191	(115)
Increase (decrease) in trade payables	(38)	57	(55)	10
Increase (decrease) in liabilities for employee benefits and incentive pay	33	32	(22)	(29)
Other items, net	(89)	(83)	(66)	(8)

Net cash provided by operating activities	255	132	337	79

Cash flows from investing activities
Additions to properties and equipment	(94)	(146)	(204)	(278)
Proceeds from sale of assets	1	6	25	329
Acquisitions of joint ventures	--	(32)	--	(32)
Investments in joint ventures	--	--	--	(6)
Additions to capitalized software	(2)	(3)	(4)	(6)
Other items, net	(23)	(1)	(43)	(1)

Net cash provided by (used in) investing activities	(118)	(176)	(226)	6

Cash flows from financing activities
Net increase in commercial paper, credit facility and other borrowings	3	15	9	63
Repayment of borrowings	(2)	(175)	(2)	(175)
Dividends paid to stockholders	(32)	(34)	(64)	(69)
Treasury stock purchases	--	(25)	--	(270)
Proceeds from stock option exercises and other items	4	32	9	39

Net cash used in financing activities	(27)	(187)	(48)	(412)

Effect of exchange rate changes on cash and cash equivalents	--	--	--	1

Net change in cash and cash equivalents	110	(231)	63	(326)

Cash and cash equivalents at beginning of period	340	793	387	888

Cash and cash equivalents at end of period	$450	$562	$450	$562

EASTMAN CHEMICAL COMPANY – EMN	July 23, 2009
5:00 PM EDT

TABLE 7 - SELECTED BALANCE SHEET ITEMS
	June 30,	December 31,
(Dollars in millions)	2009	2008

Current Assets	$1,405	$1,423

Net Properties and Equipment	3,272	3,198

Other Assets	679	660

Total Assets	$5,356	$5,281

Payables and Other Current Liabilities	$706	$819

Short-term Borrowings	11	13

Long-term Borrowings	1,440	1,442

Other Liabilities	1,624	1,454

Stockholders’ Equity	1,575	1,553

Total Liabilities and Stockholders’ Equity	$5,356	$5,281